Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot Reports Strong Fourth-Quarter and Full-Year 2009 Results
2010 Outlook: Continued Profitable Growth
BEDFORD, Mass., Feb. 17, 2010 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and fiscal year ended January 2, 2010.
“We delivered record quarterly revenue of more than $100 million in the fourth quarter and full-year revenue of nearly $300 million. Earnings per share and Adjusted EBITDA significantly exceeded expectations for the fourth quarter and full year,” said Colin Angle, chairman and chief executive officer of iRobot. “Adjusted EBITDA was $21 million, up 61 percent from 2008. We generated $41 million of operating cash flow in 2009, compared with $19 million in 2008, and improved our cash and investments position year-over-year by $36 million to nearly $77 million at year end.
“We began 2010 with $42 million in backlog in our G&I business, the highest level in our company’s history. This positions us well to deliver another year of solid financial performance, with significant top- and bottom-line growth, while continuing to invest in the future of our business.”
Revenue for the fourth quarter of 2009 increased 12.1 percent to $101.7 million, compared with $90.7 million for the same quarter one year ago. Revenue for the full year 2009 decreased 2.9 percent to $298.6 million from $307.6 million for the full year 2008.
Gross margin for the fourth quarter decreased to 33.8 percent of revenue, compared with 36.1 percent of revenue in the fourth quarter of 2008. For the full year, 2009 gross margin totaled 30.5 percent of revenue, up from 30.4 percent of revenue for the full year 2008.
Net income in the fourth quarter of 2009 was $5.1 million, compared with $5.4 million in the fourth quarter of 2008. Net income for the full year 2009 was $3.3 million, compared with $0.8 million for the same period in 2008.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3001, www.irobot.com

Business Highlights
•	International home robot revenue in 2009 increased 35.2 percent from 2008 and comprised more than half of total home robot revenue for the year.

•	Government & Industrial Robots revenue increased 10.7 percent in the fourth quarter over last year and ended the year with a record $42 million in product backlog.

•	In 2009, operating cash flow was $40.6 million, compared with $19.1 million in 2008, as a result of improved Adjusted EBITDA and aggressive working capital management.
Financial Expectations
Management provides the following expectations with respect to the year ending January 1, 2011 and the first quarter ending April 3, 2010.

Fiscal Year 2010:
Revenue	$345 — $360 million
Adjusted EBITDA	$24 — $28 million
Earnings Per Share	$0.20 — $0.25

Q1 2010:
Revenue	$82 — $87 million
Adjusted EBITDA	$4 — $6 million
Earnings Per Share	$0.01 — $0.04
Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. EST to discuss its financial results for the fourth fiscal quarter and full year 2009, business outlook, and outlook for future financial performance. Pertinent details include:

Date:	Thursday, Feb. 18, 2010
Time:	8:30 a.m. EST
Call-In Number:	617-213-8857
Passcode:	17983347
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through Feb. 25, and can be accessed by dialing 617-801-6888, passcode 31678547.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility,
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3001, www.irobot.com manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2010 and the first quarter of 2010, and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3001, www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008

Revenue
Product revenue	$90,819	$82,712	$262,199	$281,187
Contract revenue	10,903	7,990	36,418	26,434

Total	101,722	90,702	298,617	307,621

Cost of Revenue
Product revenue	59,679	51,302	176,631	190,250
Contract revenue	7,657	6,687	30,790	23,900

Total	67,336	57,989	207,421	214,150

Gross Margin	34,386	32,713	91,196	93,471
Operating Expense
Research & development	4,114	3,935	14,747	17,566
Selling & marketing	13,482	11,415	40,902	46,866
General & administrative	8,195	7,144	30,110	28,840

Total	25,791	22,494	85,759	93,272

Operating income	8,595	10,219	5,437	199
Other income (expense), net	15	9	(81)	926

Pre-tax income	8,610	10,228	5,356	1,125
Income tax expense	3,478	4,806	2,026	369

Net income	$5,132	$5,422	$3,330	$756

Net income per common share:
Basic	$0.20	$0.22	$0.13	$0.03
Diluted	$0.20	$0.21	$0.13	$0.03

Shares used in Per Common Share Calculations:
Basic	25,059	24,775	24,998	24,654
Diluted	25,837	25,451	25,640	25,533

Stock-based compensation included in above figures:
Cost of product revenue	$369	$199	$1,127	$753
Cost of contract revenue	111	162	575	462
Research & development	164	133	351	359
Selling & marketing	404	322	1,410	1,055
General & administrative	1,155	815	4,099	3,310

Total	$2,203	$1,631	$7,562	$5,939

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	January 2,	December 27,
	2010	2008
Assets
Cash and equivalents	$71,856	$40,852
Short term investments	4,959	—
Accounts receivable, net	35,171	35,930
Unbilled revenues	1,831	2,014
Inventory	32,406	34,560
Deferred tax assets	8,669	7,299
Other current assets	4,119	3,340

Total current assets	159,011	123,995
Property, plant and equipment, net	20,230	22,929
Deferred tax assets	6,089	4,508
Other assets	14,254	12,246

Total assets	$199,584	$163,678

Liabilities and stockholders’ equity

Accounts payable	$30,559	$19,544
Accrued expenses	14,384	10,989
Accrued compensation	13,525	6,393
Deferred revenue and customer advances	3,908	2,632

Total current liabilities	62,376	39,558

Long term liabilities	4,014	4,444

Stockholders’ equity	133,194	119,676

Total liabilities and stockholders’ equity	$199,584	$163,678

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008
Cash flows from operating activities:
Net income	$5,132	$5,422	$3,330	$756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,921	1,894	8,074	7,029
Loss on disposal of property and equipment	26	151	202	231
Stock-based compensation	2,203	1,631	7,562	5,939
In-process research and development relating to acquisition of Nekton Research LLC	—	—	—	200
Benefit from deferred tax assets	(2,970)	(1,967)	(3,317)	(1,967)
Non-cash director deferred compensation	33	24	132	95
Changes in operating assets and liabilities — (use) source
Accounts receivable	8,763	10,391	759	12,221
Unbilled revenue	706	258	183	230
Inventory	(7,753)	8,036	2,154	10,662
Other assets	295	5,888	(816)	(1,042)
Accounts payable	2,772	(11,810)	11,015	(25,350)
Accrued expenses	2,712	1,597	3,385	3,002
Accrued compensation	2,679	(1,869)	7,132	1,634
Deferred revenue	(336)	(101)	1,276	1,026
Long term liabilities	(108)	(108)	(430)	4,444

Net cash provided by operating activities	16,075	19,437	40,641	19,110

Cash flows from investing activities:
Additions of property and equipment	(1,637)	(1,228)	(5,038)	(14,817)
Purchase of Nekton Research LLC, net of cash received	(2,500)	2	(2,500)	(9,743)
Purchases of investments	(5,000)	—	(5,000)	(29,997)
Sales of investments	—	16,197	—	46,547

Net cash provided by (used in) investing activities	(9,137)	14,971	(12,538)	(8,010)

Cash flows from financing activities:
Proceeds from stock option exercises	243	103	738	1,011
Income tax withholding payment associated with restricted stock vesting	—	—	(76)	—
Borrowings under revolving line of credit	—	—	—	5,500
Repayment of borrowings under revolving line of credit	—	(5,500)	—	(5,500)
Tax benefit of excess stock based compensation deductions	1,928	1,326	2,239	2,006

Net cash provided by (used in) financing activities	2,171	(4,071)	2,901	3,017

Net increase in cash and cash equivalents	9,109	30,337	31,004	14,117
Cash and cash equivalents, at beginning of period	62,747	10,515	40,852	26,735

Cash and cash equivalents, at end of period	$71,856	$40,852	$71,856	$40,852

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008
Revenue by business unit (in thousands):
Home Robots
Product	$54,607	$48,123	$165,860	$173,547
Contract	—	—	—	55
Government & Industrial
Product	36,212	34,589	96,339	107,640
Contract	10,903	7,990	36,418	26,379

	$101,722	$90,702	$298,617	$307,621

Direct Revenue — Home Robots (in thousands)	$8,377	$8,183	$25,555	$30,697
Product Lifecycle Revenue - Government & Industrial (in thousands)	$9,356	$8,652	$23,655	$20,004

International Revenue (in thousands):
Home Robots	$29,870	$23,159	$89,166	$65,942
Government & Industrial	$1,129	$475	$10,222	$6,045

Average selling prices for robot units:
Home Robots	$156	$150	$154	$150
Government & Industrial (in thousands)	$82	$85	$92	$92

Gross Margin by business unit (in thousands):
Home Robots	$19,720	$16,074	$53,431	$49,769
Government & Industrial	14,666	16,639	37,765	43,702

	$34,386	$32,713	$91,196	$93,471

Units shipped by business unit:
Home Robots (in thousands)	324	293	988	1,054
Government & Industrial	329	306	789	951

Government & Industrial Funded Backlog (in thousands)	$42,160	$8,401	$42,160	$8,401

Days sales outstanding	33	38	33	38
Inventory turnover	7.4	6.0	7.4	6.0
Net cash provided by operating activities (in thousands)	$16,075	$19,437	$40,641	$19,110
Headcount	538	479	538	479

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	January 2,	December 27,	January 2,	December 27,
	2010	2008	2010	2008
Net income	$5,132	$5,422	$3,330	$756

Interest income, net	(47)	(77)	(88)	(1,111)
Income tax expense	3,478	4,806	2,026	369
Depreciation	1,782	1,771	7,545	6,865
Amortization	139	123	529	164

EBITDA	10,484	12,045	13,342	7,043

Stock-based compensation expense	2,203	1,631	7,562	5,939

Adjusted EBITDA	$12,687	$13,676	$20,904	$12,982

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.